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                                                                     EXHIBIT 2.2



                                    February 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Master Transaction Agreement dated as of January 29, 1999, (the "Agreement"), among (i) 3578275 Canada Inc., a Canadian corporation; (ii) Omega Holdings, Inc., a Delaware corporation; and (iii) the Selling Participants (as defined in the Agreement), which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Registrant hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Agreement omitted from the copy of such Agreement filed as an exhibit to the Current Report.

                                    Very truly yours,

                                    OMEGA CABINETS, LTD.



                                    By: /s/ Robert L. Moran
                                       -------------------------------
                                    Name:  Robert L. Moran
                                    Title:   President